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NUVEEN MUTUAL FUNDS

Dealer Distribution and

Shareholder Servicing Agreement

As principal underwriter of shares of the various Nuveen non-money market open-end mutual funds, and of the shares of any future such funds (collectively, the "Funds"), we invite you to join a selling group for the distribution of shares of common stock of the Funds (the "Shares"). As exclusive agent of the Funds, we offer to sell you Shares on the following terms:

     1. In all sales of Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for any Fund, for us or for any other member of the Selling Group.

     2. Orders received from you shall be accepted by us only at the public offering price applicable to each order, as established by the then current Prospectus of the appropriate Fund, subject to the discounts provided in such Prospectus. Upon receipt from you of any order to purchase Shares we shall confirm to you in writing or by wire to be followed by a confirmation in writing. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

     3. You may offer and sell Shares to your customers only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. Shares will be offered at a public offering price based upon the net asset value of such Shares plus, with respect to certain class(es) of Shares, a sales charge from which you shall receive a discount equal to a percentage of the applicable offering price as provided in the Prospectus. You may receive a distribution fee and/or a service fee with respect to certain class(es) of Shares for which such fees are applicable, as provided in the applicable Prospectus, which distribution fee and/or service fee shall be payable for such periods and at such intervals as are from time to time specified by us. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby.

     Reduced sales charges may also be available as a result of a cumulative discount or pursuant to a letter of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced sales charges.

     4. By accepting this Agreement, you agree:

          a) That you will purchase Shares only from us;

          b) That you will purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment; and

          c) That you will not withhold placing with us orders received from your customers so as

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          to profit yourself as a result of such withholding.

          d) That, with respect to the sale of Shares of Funds that offer multiple classes of Shares, you will comply with the terms of the Policies and Procedures with Respect to Sales of Multiple Classes of Shares, attached hereto as Exhibit A.

     5. We will not accept from you any conditional orders for Shares.

     6. Payment for Shares ordered from us shall be in New York clearing house funds and must be received by the Funds' agent, Chase Global Funds Services, Co., 73 Tremont Street, Boston, Massachusetts 02108, within three business days after our acceptance of your order. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to cause the Fund to redeem the Shares ordered, in which case we may hold you responsible for any loss, including loss of profit, suffered by us as result of your failure to make such payment. If any Shares confirmed to you under the terms of this agreement are repurchased by the issuing Fund or by us as agent for the Fund, or are tendered for repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the full discount, commission, or other concession, if any, allowed or paid to you on such Shares.

     7. Shares sold hereunder shall be available in book-entry form on the books of Shareholder Services, Inc. unless other instructions have been given.

     8. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not offer or sell any Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the appropriate Fund (as the amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund. You shall be responsible for any required filing of such advertising.

     9. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares, and upon notice to change the price, sales charge, or dealer discount or to modify, cancel or change the terms of this agreement.

     10. Your acceptance of this agreement constitutes a representation that you are a registered securities dealer and a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with all applicable state and Federal laws, rules and regulations applicable to transactions hereunder and to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., including specifically Section 26,
     Article III thereof. You likewise agree that you will not offer to sell Shares in any state or other jurisdiction in which they may not lawfully be offered for sale.

     11. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Funds, and such other services as may

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     be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Funds or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

     12. All communications to us should be sent to 333 W. Wacker Drive, Chicago, Illinois 60606. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     13. This Agreement shall be construed in accordance with the laws of the State of Illinois. This Agreement is subject to the Prospectuses of the Funds from time to time in effect, and, in the event of a conflict, the terms of the Prospectuses shall control. References herein to the "Prospectus" of a Fund shall mean the prospectus and statement of additional information of such Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise. This Agreement shall supersede any prior dealer distribution agreement with respect to the Funds.

Nuveen Investments

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Nuveen Investments
Authorized Signature

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We have read the foregoing agreement and accept and agree to the terms and conditions therein.


Firm                     Month   Day   Year             Authorized Signature


Date                   Print   Name of Signature              Address


City                            State                         Zip Code


Tax ID Number                NASD Number


The above agreement should be executed in duplicate and both copies returned to us for signature.

We will return a fully executed copy to you for your files.

Please return the completed agreement to:

Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois 60606-1286

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

Exhibit A to Nuveen Mutual Funds

Dealer Distribution and
Shareholder Servicing Agreement

Policies and Procedures With Respect to
Sales of Multiple Classes of Funds

The Nuveen non-money market open-end mutual funds (the "Funds") have one or more of the following classes of shares generally available to the public: Class A Shares, which are normally subject to an up-front sales charge and a service fee; Class B Shares, which are subject to an asset-based sales charge, a service fee, and a declining contingent deferred sales charge ("CDSC"); and Class C Shares, which are subject to an asset-based sales charge, a service fee, and a 12-month CDSC, it is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, Nuveen Investments, underwriter for the Nuveen Mutual Funds, has instituted the following policies with respect to orders for Fund shares. These policies apply to each Authorized Dealer which distributes Fund shares.

1. Purchase orders for a single purchaser equal to or exceeding $1,000,000 should be placed only for Class A shares, unless such purchase for Class B or Class C Shares has been reviewed and approved by the Authorized Dealer's appropriate supervisor.

2. Any purchase order for less than $1,000,000 may be for Class A, Class B or Class C Shares in light of the relevant facts and circumstances, including:

     a) the specific purchase order dollar amount;

     b) the length of time the investor expects to hold his or her Shares;

     c) whether the investor expects to reinvest dividends; and

     d) any other relevant circumstances such as the availability of purchases under a letter of intent, a combined discount or a cumulative discount, as described in the Prospectus for the Fund, and any anticipated changes in the funds net asset value per share.

There are instances when one method of purchasing Shares may be more appropriate than the other. For example, investors who would qualify for a significant discount from the maximum sales load on Class A Shares might determine that payment of such a reduced up-front sales charge is preferable to the payment of a higher ongoing distribution fee on Class B or Class C Shares. On the other hand, investors who prefer not to pay an up-front sales charge may wish to defer the sales charge by purchasing Class B or Class C Shares. Those who plan to redeem their shares within 5 years might consider Class C Shares, particularly if they do not expect to reinvest dividends in additional shares. Note that, if an investor anticipates redeeming Class B Shares within a short period of time such as one year, that investor may bear higher distribution expenses than if Class A Shares had been purchased. In addition, investors who intend to hold their shares for a significantly long time may not wish to bear the higher ongoing-asset-based sales charges of Class B or Class C Shares, irrespective of the fact that the CDSC that would apply to a redemption of Class B Shares is reduced over time and is ultimately eliminated, and that the CDSC that would apply to a redemption of Class C Shares is relatively short in duration and small in amount.

Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of shares of the Funds advise the investor of the available pricing structures offered by the Funds and the impact of choosing one method over another, including breakpoints and the availability of letters of intent, combined purchases and cumulative discounts. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

These policies are effective immediately with respect to any order for the purchase of shares of the Funds.

October 4, 1996

Exhibit A (Page 2)

-----------------------------------------------------------------------------------------------------------------
                                                              A SHARE             B SHARE            C SHARE
                                                           CUSIP    NASDAQ    CUSIP    NASDAQ    CUSIP    NASDAQ
                                                          Number    Symbol   Number    Symbol   Number    Symbol
Equity Mutual Funds

Nuveen Rittenhouse Growth Fund                           67065W100  NRGAX   67065W209  NRGBX   67065W308   NRGCX
Nuveen Large Cap Value Fund                              67064Y503  NNGAX   67064Y602  NNGBX   67064Y701   NNGCX
Nuveen Balanced Stock and Bond Fund                      67064Y107  NNSAX   67064Y206  NNSBX   67064Y305     #
Nuveen Balanced Municipal and Stock Fund                 67064Y883  NBMSX   67064Y875  NMNBX   67064Y867   NBMCX
Nuveen Dividend & Growth Fund                            67067B104    #     67067B203    #     67067B302     #
Nuveen European Value Fund                               67064Y842    #     67064Y834    #     67064Y826     #
Nuveen Innovation Fund                                   67065W886  NIFAX   67065W878  NIFBX   67065W860     #
Nuveen International Growth Fund                         67065W506    #     67065W605    #     67065W704     #

Municipal Mutual Funds

Nuveen Intermediate Duration Municipal Bond Fund         67065Q202  NMBAX   67065Q103    #     67065Q301
Nuveen Insured Municipal Bond Fund                       67065Q509  NMBIX   67065Q608  NMBBX   67065Q707  NMBKX*
Nuveen All-American Municipal Bond Fund                  67065Q889  FLAAX   67065Q871    #     67065Q863   FAACX
Nuveen Limited Term Municipal Bond Fund                  67065Q848  FLTDX           -       -  67065Q830   FLTCX
Nuveen AZ Municipal Bond Fund                            67065L104  FAZTX   67065L203    #     67065L302  FAZCX*
Nuveen CA Municipal Bond Fund                            67065N100  NCAAX*  67065N209  NCBBX   67065N308   NCACX
Nuveen CA Insured Municipal Bond Fund                    67065N506  NCAIX   67065N605  NCABX   67065N704  NCAKX*
Nuveen CO Municipal Bond Fund                            67065L609  FCOTX   67065L500    #     67065L807     #
Nuveen CT Municipal Bond Fund                            67065N886  FCTTX   67065N878  FCTBX   67065N860  FCTCX*
Nuveen FL Municipal Bond Fund                            67065L708  FLOTX   67065L658    #     67065L641  FLCTX*
Nuveen GA Municipal Bond Fund                            67065P501  FGATX   67065P600    #     67065P709   FGACX
Nuveen KS Municipal Bond Fund                            67065R101  FKSTX   67065R200    #     67065R309     #
Nuveen KY Municipal Bond Fund                            67065R507  FKYTX   67065R606    #     67065R705   FKYCX
Nuveen LA Municipal Bond Fund                            67065P881  FTLAX   67065P873    #     67065P865  FTLCX*
Nuveen MD Municipal Bond Fund                            67065L831  NMDAX   67065L823    #     67065L815  NMDCX*
Nuveen MA Municipal Bond Fund                            67065N845  NMAAX   67065N837       -  67065N829  NMACX*
Nuveen MA Insured Municipal Bond Fund                    67065N795  NMAIX   67065N787       -  67065N779  NMAKX*
Nuveen MI Municipal Bond Fund                            67065R853  FMITX   67065R846    #     67065R838   FLMCX
Nuveen MO Municipal Bond Fund                            67065R812  FMOTX   67065R796    #     67065R788  FMOCX*
Nuveen NJ Municipal Bond Fund                            67065N753  NNJAX   67065N746  NNJBX   67065N738  NNJCX*
Nuveen NM Municipal Bond Fund                            67065L781  FNMTX   67065L773    #     67065L765     #
Nuveen NY Municipal Bond Fund                            67065N670  NNYAX   67065N662  NNYBX   67065N654  NNYCX*
Nuveen NY Insured Municipal Bond Fund                    67065N639  NNYIX   67065N621  NNIMX   67065N613  NNYKX*
Nuveen NC  Municipal Bond Fund                           67065P840  FLNCX   67065P832    #     67065P824  FCNCX*
Nuveen OH Municipal Bond Fund                            67065R762  FOHTX   67065R754    #     67065R747   FOHCX
Nuveen PA Municipal Bond Fund                            67065L740  FPNTX   67065L732    #     67065L724  FPMBX*
Nuveen TN Municipal Bond Fund                            67065P758  FTNTX   67065P741  FTMBX   67065P733   FTNCX
Nuveen High Yield Municipal Bond Fund                    67065Q749    #     6705Q756     #     67065Q764     #
Nuveen VA Municipal Bond Fund                            67065L690  FVATX   67065L682    #     67065L674  FVACX*
Nuveen WI Municipal Bond Fund                            67065R721  FWIAX   67065R713    #     67065R697     #

Income Fund

Nuveen Income Fund                                       67066D101  NIFAT   67066D200  NIFBT   67066D309     #
Nuveen Floating Rate Fund                                67066U103    #     60766U202    #     67066U301     #

# Will receive a supplemental listing when the class asset base reaches $10 million or the fund share class has been in existence 2yrs.

NOTE: A NASDAQ Symbol requires 1,000 shareholder accounts or $25 million in assets.

*Denotes supplemental listing only

Effective November 22, 1999.

Although not covered by this Agreement, following are the Nuveen Money Market Funds.


                                                                                             CUSIP              NASDAQ
                                                                                            Number              Symbol
--------------------------------------------------------------------------------------------------------------------------
NUVEEN MONEY MARKET FUNDS
Nuveen Institutional Tax Exempt Money Fund                                                 67067N504            NUVXX
Nuveen Municipal Money Market Fund                                                         670639103            NRFXX
New 12B-1 Payment Schedule:
Net Assets                                 Service Fee
Less than $2 million                       .10%
$2-$5 million                              .15%
$5-$10 million                             .20%
$10 million and over                       .25%
Nuveen California Tax-Exempt Money Market                                                  67067N603            NCTXX
New 12B-1 Payment Schedule:  Annual Rate of .25% of average daily net assets
Nuveen New York Tax-Exempt Money Market                                                    67067N702            NTFXX
New 12B-1 Payment Schedule:  Annual Rate of .25% of average daily net assets
Nuveen Money Market Fund
Class A                            .25%                                                    67067N108             N/A
Class B                            .25%                                                    67067N207             N/A
Class C                           1.00%                                                    67067N306             N/A

              ADDENDUM TO NUVEEN MUTUAL FUND DEALER DISTRIBUTION
                      AND SHAREHOLDER SERVICING AGREEMENT


This Addendum dated as of November 1, 1999, reflects the commencement of the public offering of common shares of Nuveen Floating Rate Fund ("Floating Rate Fund"), a closed-end "interval fund" that continuously offers its shares and makes tender offers to redeem its shares on a quarterly basis (as opposed to offering daily redemptions like mutual funds). This Addendum makes the terms of the Distribution and Shareholder Servicing Agreement subject not only to shares of the Floating Rate Fund but also to shares ("Interval Fund Shares") of all continuously offered interval funds (collectively "Interval Funds") that may be offered now or in the future by Nuveen Investments as principal underwriter, except as specifically provided below. Your acceptance of these terms is conclusively evidenced by the placing of an order for the Floating Rate Fund or any such Interval Fund.

14. Unlike other closed-end funds, the continuous offering period with respect to the Interval Funds may continue indefinitely. The offer to make available to you Interval Fund Shares is subject to further terms and conditions in addition to those set out elsewhere in the Distribution and Shareholder Servicing Agreement, as follows:

     a. Interval Fund Shares will not be repurchased by either the Interval Funds (other than through tender offers from time to time) or Nuveen Investments and that no secondary market for the Interval Fund Shares exists currently or is expected to develop. In the event your customer cancels their order for Interval Fund Shares after confirmation, such Interval Fund Shares may not be repurchased, remarketed or otherwise disposed of by or through Nuveen Investments.

     b. While the Floating Rate Fund has a fundamental investment policy to tender 5-25% of its Shares on a quarterly basis, there is no assurance that the Shares so tendered will be repurchased by the Floating Rate Fund. An early withdrawal charge payable to Nuveen Investments may be imposed on Interval Fund Shares accepted for tender by the Interval Fund as set forth in the Interval Fund's prospectus.